EXHIBIT 99.1

China Marine Reports First Quarter 2013
Financial Results

First Quarter Revenues and Gross Profits Increase 42.4% and 57.5%

SHISHI, China, May 14, 2013 -- China Marine Food Group Limited (NYSE MKT: CMFO) ("China Marine" or the "Company"), a manufacturer of Mingxiang® seafood-based snack foods, Hi-Power® marine algae-based beverages and a distributor of frozen marine catch, today announced its financial results for the first quarter ended March 31, 2013.

Financial Summary

First Quarter 2013 Results
	Q1 2013	Q1 2012	CHANGE
Net Sales	$21.5 million	$15.1 million	+42.4%
Gross Profits	$7.2 million	$4.6 million	+57.5%
Net Income	$0.6 million	-$2.0 million	+128.8%
Diluted EPS*	$0.02	-$0.07	+128.6%
Adjusted Net Income**	$1.1 million	-$0.8 million	+236.8%
Adjusted Diluted EPS**	$0.04	-$0.03	+233.3%

* Diluted EPS calculated for the period is based on 29.7 million shares on March 31, 2013 and March 31, 2012.
 ** Adjusted Net Income and Diluted EPS are non-GAAP calculations and do not include $0.6 million of non-cash, amortization of intangible assets related to the Company’s acquisition in Q1 2013 and Q1 2012 and $0.6 million of after-tax non-cash stock-based compensation expenses in Q1 2012. For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

“After a number of difficult quarters, we are pleased to witness sales of our core product lines bounce back nicely,” started Mr. Pengfei Liu, Chairman and CEO of China Marine. “For the third consecutive quarter, sales of our Mingxiang® seafood snacks and Hi-Power® beverages increased year-over-year, reflecting strength in our brands. We see tremendous growth opportunities ahead, driven by further improvements in our sales force efficiency and expanded distribution in select new markets and new retail points of sale.”

First Quarter 2013 Results

For the quarter ended March 31, 2013, total net revenues, including Mingxiang®-branded seafood snack foods, Hi-Power® beverages and marine catch was $21.5 million, up approximately 42.4% from $15.1 million in the prior year's period. Sales were up by double-digits year-over-year in both the seafood snacks and Hi-Power® beverages businesses.

Seafood Snack Food Segment

China Marine’s sale of processed and packaged seafood snack foods generated $11.7 million in revenue, a 17.8% increase from the first quarter of 2012, representing the third consecutive quarter of year-over-year growth in seafood snacks revenue. Sales were higher in Fujian and Zhejiang provinces as a result of continuous market penetration efforts and marketing support. Seafood snack foods accounted for 54.3% of total revenues in the first quarter of 2013.

China Marine has maintained its product line of 23 Mingxiang®-branded seafood jerky snacks sold to consumers at retail locations. Retail points for seafood snack foods include major supermarket chains, convenience store chains, general food stores, campus canteens and local corner shops in Fujian, Zhejiang, Guangdong, Shandong and major prefectures like Shenzhen.

Hi-Power® Beverage Segment

Revenues from the Hi-Power® algae-based beverage line were $9.6 million in the first quarter of 2013, an 84.7% increase compared to $5.2 million in the first quarter of 2012. Hi-Power® sales were negatively affected in the year-ago period due to consumer concerns regarding plasticides used by other beverage manufacturers in their packaging materials in May 2011. Sales increased year-over-year in Fujian and Zhejiang provinces.

The total numbers of retail end-points for Hi-Power® were about 14,000 on March 31, 2013, up from 12,000 a year ago. Since 2012, the Company has focused on increasing sales growth in existing distributors. Hi-Power® beverages are sold and promoted in major international retailers such as Walmart®, China-based supermarkets like Trust-Mart®, convenience stores, bars, restaurants, school canteens and local corner stores which carry Hi-Power® beverages, and certain locations where Mingxiang®-branded seafood products are also sold.

Marine Catch Trade Segment

China Marine’s frozen marine catch business segment generated $0.3 million in the first quarter of 2013 compared to zero sales in the same period a year ago. The Company purchases and sells marine catch to distributors on an opportunistic basis.

Consolidated costs of goods sold totaled $14.2 million for the first quarter of 2013 compared to $10.5 million in the same period a year ago. Cost of sales, which consists of the cost of raw materials, packaging materials, direct labor and manufacturing overhead increased 35.8% year-over-year due to higher sales.

Gross margin was 33.7% in the first quarter of 2013, up 320 basis points from 30.5%, representing the highest quarterly gross margin for China Marine since the second quarter of 2011. The biggest contributors to the year-over-year margin expansion were higher sales contribution from higher margin seafood snacks and Hi-Power® beverages and positive operating leverage from strong sales growth.

Sales and marketing expenses for the three months ended March 31, 2013 were $4.8 million, up approximately 4.4% from $4.6 million in the year-ago quarter. The Company continues to invest in branding and promotions by approximately $1.8 million in advertising campaigns including TV commercials and $2.6 million in promotional costs including subsidized products for promotional purposes, free gifts and other direct marketing events during the first quarter of 2013 to raise awareness of its processed seafood and algae-based beverage products.

General and administrative expenses increased 37.8% to $0.7 million in the first quarter of 2013. Total operating expenses were $6.1 million compared to $6.5 million a year ago. Operating income was $1.1 million in the first quarter of 2013 compared to a loss of $1.9 million in the first quarter of 2012. Excluding $0.6 million non-cash acquisition-related amortization expenses in the first quarter of 2013 and 2012 and $0.6 million of after-tax non-cash stock-based compensation in the first quarter of 2012, non-GAAP operating income was $1.7 million and a loss of $0.8 million for the first quarter of 2013 and 2012, respectively.

GAAP net income attributable to China Marine shareholders was $0.6 million in the three months ended March 31, 2013 compared to a net loss of $2.0 million in the same period a year ago. Reported earnings per share were $0.02 for the first quarter of 2013. Excluding the non-GAAP financial measure as mentioned above, adjusted net income for the quarter was $1.1 million, with adjusted earnings per share of $0.04. Total shares outstanding at March 31, 2013 were 29.7 million.

Financial Condition

As of March 31, 2013, the Company had $3.8 million in cash compared to $0.9 million as of December 31, 2012. China Marine had $19.0 million of debt outstanding at March 31, 2013 as a result of short-term loans used for optimal pricing of marine catch purchases and to maintain the effectiveness of the facility lines with the banks. Cash used for operations was $7.8 million during the first three months of 2013 compared to $17.0 million of cash inflows in the comparable period a year ago. The primary cause of the decline in cash from operations year-over-year was mainly attributable to the decrease in the collection of accounts receivable, partially offset by the increase in the net operating income and the lower increase in inventories which were largely composed of trading materials.

Working capital was $73.8 million as of March 31, 2013, up from $72.2 million as of December 31, 2012. The current ratio was 3.7 to 1 on March 31, 2013 compared to 4.7 to 1 on December 31, 2012. Accounts receivable were $25.6 million as of March 31, 2013 compared to $54.0 million as of December 31, 2012. The accounts receivable takes about three months to collect on average. Shareholder equity was $128.0 million at March 31, 2013.

First Quarter 2013 Conference Call

Mr. Pengfei Liu, CEO, and Mr. Marco Ku, CFO, will host the conference call. To attend the call, please use the dial in information below. When prompted, ask for the "China Marine Food Q1 2013 conference call".

Date:	Wednesday, May 15, 2013
Time:	8:00 am Eastern Standard Time US
Conference Line Dial-In (U.S.):	+1-877-317-6776
International Dial-In:	+1-412-317-6776
Conference ID:	"China Marine"
Webcast:	http://webcast.mzvaluemonitor.com/Home/Login/636

Please dial in at least 10-minutes before the call to ensure timely participation. This call is being webcast and can be accessed by clicking on its link.

A playback of the call will be available until 8:00 am ET on May 22, 2013. To listen, call +1-877-344-7529 within the United States or +1-412-317-0088 when calling internationally. Please use the replay pin number 10028904.

About China Marine

China Marine Food Group Limited is a food and beverage manufacturer of Mingxiang® seafood-based snack foods and Hi-Power® marine algae-based health drinks, and a wholesaler of frozen marine catch in five provinces in the PRC. Founded in 1994, China Marine has grown steadily and positioned its Mingxiang® brand as a category leader in 3,500 retail food sales points and 14,000 beverage sales points in China. The Company has received "The Famous Brand" and "Green Food" awards. Located in Fujian province, it is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea. The Company is committed to the highest standard of quality control with the ISO9001, ISO14001, HACCP certification and EU export registration.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of China Marine Food Group Limited and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. China Marine Food Group Limited is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Adjusted Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash amortization charges for intangibles, after-tax non-cash stock-based compensation expenses, and non-cash goodwill and intangible assets impairment. China Marine believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of the business.

- Financial Statements Follow -

CHINA MARINE FOOD GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”))

	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,774,088	$880,259
Accounts receivable, net	25,553,045	54,045,852
Inventories	67,200,419	36,415,013
Prepaid expenses and other current assets	5,114,857	400,664

Total current assets	101,642,409	91,741,788

Property, plant and equipment, net	35,669,816	35,737,296
Land use rights, net	2,962,693	2,966,805
Construction in progress	398,940	158,702
Intangible assets, net	15,141,462	15,616,259
TOTAL ASSETS	$155,815,320	$146,220,850

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$18,989,564	$8,760,375
Accounts payable, trade	2,769,083	4,227,177
Amount due to a shareholder	266,674	-
Income tax payable	-	321,306
Accrued liabilities and other payables	5,801,750	6,217,260

Total current liabilities	27,827,071	19,526,118

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2013 and December 31, 2012	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 29,722,976 shares issued and outstanding as of March 31, 2013 and December 31, 2012	29,723	29,723
Additional paid-in capital	50,097,677	50,097,677
Statutory reserve	9,696,177	9,696,177
Accumulated other comprehensive income	13,650,682	12,946,218
Retained earnings	54,157,802	53,568,622
Total China Marine Food Group Limited shareholders’ equity	127,632,061	126,338,417
Non-controlling interests	356,188	356,315
Total shareholders’ equity	127,988,249	126,694,732
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$155,815,320	$146,220,850

CHINA MARINE FOOD GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
 (Currency expressed in United States Dollars (“US$”))
(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
REVENUE, NET
Processed seafood products	$11,662,422	$9,903,103
Marine catch	255,925	-
Algae-based beverage products	9,566,516	5,180,826
	21,484,863	15,083,929

COST OF REVENUE (INCLUSIVE OF DEPRECIATION AND AMORTIZATION)
Processed seafood products	(8,117,878)	(7,270,735)
Marine catch	(277,650)	-
Algae-based beverage products	(5,844,309)	(3,214,251)
	(14,239,837)	(10,484,986)

GROSS PROFIT	7,245,026	4,598,943

OPERATING EXPENSES:
Depreciation and amortization	(618,734)	(696,070)
Sales and marketing	(4,780,800)	(4,581,249)
General and administrative	(741,633)	(538,141)
Stock-based compensation	-	(667,246)
TOTAL OPERATING EXPENSES	(6,141,167)	(6,482,706)

INCOME (LOSS) FROM OPERATIONS	1,103,859	(1,883,763)

OTHER INCOME (EXPENSES):
Rental income	50,662	49,305
Interest income	9,473	33,049
Interest expense	(211,514)	(35,306)
INCOME (LOSS) BEFORE INCOME TAXES	952,480	(1,836,715)
INCOME TAX EXPENSE	(363,427)	(207,720)

NET INCOME (LOSS)	589,053	(2,044,435)

Less: net loss attributable to non-controlling interests	127	46

NET INCOME (LOSS) ATTRIBUTABLE TO CHINA MARINE FOOD GROUP LIMITED	$589,180	$(2,044,389)

Other comprehensive income:
- Foreign currency translation gain	704,464	830,593

COMPREHENSIVE INCOME (LOSS)	$1,293,644	$(1,213,796)
Net income (loss) per share attributable to China Marine Food Group Limited
- Basic	$0.02	$(0.07)
- Diluted	$0.02	$(0.07)

Weighted average shares outstanding
- Basic	29,722,976	29,697,976
- Diluted	29,722,976	29,697,976

CHINA MARINE FOOD GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Currency expressed in United States Dollars (“US$”))
(Unaudited)
	For the Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$589,053	$(2,044,435)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	844,054	771,392
Reversal of doubtful accounts	(143,180)	(296,548)
Changes in operating assets and liabilities:
Accounts receivable	28,635,987	59,309,683
Inventories	(30,785,406)	(34,750,682)
Prepaid expenses and other current assets	(4,714,193)	(3,945,784)
Accounts payable, trade	(1,458,094)	(851,220)
Income tax payable	(415,510)	(173,761)
Accrued liabilities and other payables	(321,306)	(1,014,527)

Net cash (used in) provided by operating activities	(7,768,595)	17,004,118

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	-	(6,868)
Cash paid to construction in progress	(240,238)	(592,595)

Net cash used in investing activities	(240,238)	(599,463)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from (Repayment of) amount due to a shareholder	266,674	(1,225)
Proceeds from short-term borrowings	18,958,403	-
Repayment of short-term borrowings	(8,794,150)	-

Net cash provided by (used in) financing activities	10,430,927	(1,225)

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,422,094	16,403,430

Effect of exchange rate changes in cash and cash equivalents	471,735	465,709

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	880,259	586,914

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,774,088	$17,456,053

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,406,832	$381,481
Cash paid for interest	$211,514	$35,306

For more information, please contact:

    COMPANY
     Marco Hon Wai Ku, CFO
     Suite 815, 8th Floor
     Ocean Centre, Harbour City
     Tsimshatsui, Kowloon, HONG KONG
     Tel:        +852-2111-8768
     Email:    marco.ku@china-marine.cn
     Web:     www.china-marine.cn

    INVESTOR RELATIONS
     John Mattio, SVP
     MZ North America
     Tel:        +1-212-301-7130
     Email:     john.mattio@mzgroup.us
     Web:     www.mzgroup.us